Agreement no: PS23-099 Amendment Agreement Template v20190325 Certain identified information marked with “[***]” has been omitted from this document  because it is both (i) not material and (ii) the type that the registrant treats as private or  confidential.  AMENDMENT AGREEMENT NO 1 SEMI-CONDUCTOR COST SHARING AGREEMENT This Amendment Agreement No. 1 to the Semi-conductor Cost Sharing Agreement (PS23-089) (“Amendment”) is between Volvo Car Corporation, Reg. No. 556074-3089, a corporation organized and existing under the laws of Sweden (“Volvo Cars”), and Polestar Performance AB, Reg. No. 556653-3096, a corporation organized and existing under the laws of Sweden (“Polestar”). Each of Volvo Cars and Polestar is hereinafter referred to as a “Party” and jointly as the “Parties”. BACKGROUND A. The Parties have entered into a Semi-conductor Cost Sharing Agreement (PS23-089) on 13 September 2023 (the “Agreement”). B. The Parties now wish to amend the Agreement to the extent set out below. C. Now, therefore, the Parties agree as follows: 1. SCOPE OF AMENDMENT 1.1 The Agreement will be deemed amended to the extent herein provided and will, except as specifically amended, continue in full force and effect in accordance with its original terms. In case of any discrepancy between the provisions of this Amendment and the Agreement, the provisions of this Amendment shall prevail. Any definitions used in this Amendment shall, unless otherwise is stated herein, have the respective meanings set forth in the Agreement. 1.2 The amendments to the provisions in the Agreement as stated in Section 2 below, such provisions highlighted for ease of reference in bold italics, shall come into force the date this Amendment is signed by the last Party to sign it (as indicated by the date associated with that Party’s signature). 2. AMENDMENTS 2.1 Section 3 of the Agreement shall be replaced in its entirety as follows: 3. Extraordinary Activities Agreement no: PS23-099 Amendment Agreement Template v20190325 3.1. The Parties agree that Extraordinary Activities have been carried out by Volvo Cars’ procurement team since [***] to acquire Semi-conductors for Common Parts. As the Extra Cost for these Extraordinary Activities have been paid by Volvo Cars [***], Polestar shall pay to Volvo Cars Polestar’s Fair Share of the Extra Cost as further set forth in Appendix 1 of this Agreement, which shall constitute the sole and only Extra Cost (including any and all rights, claims and compensations, accrued or contingent, actual or potential in connection therewith) payable by Polestar to Volvo Cars under this Agreement. 2.2 Section 4.3 of the Agreement shall be replaced in its entirety as follows: Invocing and payment terms: • For the period [***] Volvo has issued an invoice upon the signing of the Agreement and Polestar shall pay the invoiced Extra Cost to Volvo Cars no later than 31 Decmber 2023. • For Extra Cost for the period [***] Volvo will issue an invoice upon the signing of this Amendment and Polestar shall pay the invoiced Extra Cost to Volvo Cars within [***] after the invoice date. • For Extra Cost incurred as of [***] Volvo will invoice semi-annualy in arrers, e.g. the invoice for the period [***] will be issued in January 2024 and Polestar shall pay Volvo Cars within [***] after the invoice date. 2.3 Section 7.1 of the Agreement shall be replaced in its entirety as follows: This Agreement shall become effective on 1 January 2022 and shall remain in force until 31 December 2024 2.4 Appendix 1 to the Agreement shall be replaced in its entirety by Appendix 1 attached to this Amendment. 3. GENERAL PROVISIONS 3.1 This Amendment is and should be regarded and interpreted as an amendment to the Agreement. The validity of this Amendment is therefore dependent upon the validity of the Agreement. 3.2 No amendment of this Amendment will be effective unless it is in writing and signed by both Parties. A waiver of any default is not a waiver of any later default and will not affect the validity of this Amendment. 3.3 Sections 8 and 9 of the Agreement shall apply to this Amendment as well. ______________________________ [SIGNATURE PAGE FOLLOWS] Agreement no: PS23-099 Amendment Agreement Template v20190325 This Amendment Agreement has been signed electronically by the Parties. VOLVO CAR CORPORATION POLESTAR PERFORMANCE AB By: Maria Hemberg By: Jonas Engström Printed Name: Printed Name: Title: General Counsel Title: Head of Operations Date: 14 October 2023 Date: 16 October 2023 By: Johan Ekdahl By: Anna Rudensjö Printed Name: Printed Name: Title: CFO Title: General Counsel Date: 15 October 2023 Date: 27 October 2023 Agreement No: PS23-099 1 SEMI-CONDUCTOR COST SHARING AGREEMENT APPENDIX 1 1. GENERAL This Appendix 1 is a part of the Agreement executed between Volvo Cars and Polestar and sets out Polestar’s Fair Share of the Extra Cost of performed Extraordinary Activities during [***] and for [***] as well as the governance related to future Extra Cost. The Fair Share calculation is based on the Parties’ total number of vehicles in which the Common Component is used, containing the Semi-conductors acquired through Extraordinary Activities. The vehicle volume for each Party is calculated based on the latest approved version of the Program Plan (PGM). For [***] the vehicle volume calculation includes Volvo Car’s vehicles on [***]and Polestar’s [***]. For future vehicle volume calculations additional vehicles shall be added, if such additional vehicles contain Common Components with Semi-conductors acquired through Extraordinary Activities resulting in an Extra Cost. 2. POLESTAR’S FAIR SHARE OF EXTRA COST FROM [***] During [***] Extraordinary Activities have been carried by Volvo Cars’ procurement team to acquire Semi-conductors for Common Parts. As the Extra Cost for these Extraordinary Activities have been paid by Volvo Cars the Parties have agreed that Polestar shall pay its Fair Share for this period as set out below. [***] 3. POLESTAR’S FAIR SHARE OF EXTRA COST IN [***] AND ONWARDS During [***]Extraordinary Activities have been carried by Volvo Cars’ procurement team to acquire Semi-conductors for Common Parts. As the Extra Cost for these Extraordinary Activities have been paid by Volvo Cars the Parties have agreed that Polestar shall pay its Fair Share for this period as set out below. If Extra Costs will occur as a result of Extraordinary Activities as of [***], such Extra Costs shall be agreed upon between the Parties in the Polestar – Volvo Finance Procurement Meeting and invoiced according to this Agreement. [***] 4. OPERATIONAL LEVEL GOVERNANCE AND FINANCIAL FOLLOW UP The governance and co-operation between the Parties in respect of this Agreement shall primarily be administered on an operational level. On an operational governance level, Volvo Cars acknowledges Polestar’s need and right to be informed of the financial consequences of the Extraordinary Activities to acquire Semi-conductors for

Agreement No: PS23-099 2 its vehicles. Therefore, a new forum has been established, the so-called Polestar – Volvo Finance Procurement Meeting, where Extra Cost for Semi-conductors due to Extraordinary Activities will be presented by Volvo Cars to Polestar. In the event the Parties agree to initiate additional Extraordinary Activities to acquire Semi- conductors, or if Extraordinary Activities are initiated for new Common Components, the Extra Cost related hereto shall be included in the information provided in the Polestar – Volvo Finance Procurement Meeting as well.